Exhibit 23.2






                         CONSENT OF INDEPENDENT AUDITORS


           We hereby consent to the use in the S-1 registration statement, filed on or about May 12, 2004, of our report dated September 1, 2003, except for
Note 18, as to which the date is September 15, 2003, relating to the consolidated financial statements of Tengtu International Corp. and Subsidiaries as of June 30, 2003 and 2002 and for the years ended June 30, 2003, 2002, and 2001, and to the reference to our firm under the caption "Experts" in the Prospectus.


                                                  /s/ Moore Stephens, P.C.
                                                  ---------------------------
                                                  Moore Stephens, P.C.
                                                  Certified Public Accountants

New York, New York
May 12, 2004